Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.35 FFO per Diluted Share for the First Quarter 2013

Radnor, PA, April 24, 2013 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three-month period ended March 31, 2013.
"During the first quarter of 2013, we continued to achieve outstanding results on operations, transactional activity and balance sheet management,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We achieved particularly strong results on same store NOI growth, rental rate increases and forward leasing, which reinforce our confidence in the 2013 business plan. The first quarter sales of the Princeton Pike portfolio in central New Jersey and of One/Three Christina in Wilmington, Delaware where we had a 20% interest bring us to 63% achieved on our 2013 $221.0 million disposition goal and continue our steady migration to a higher quality, more urban-oriented office portfolio. While the economic backdrop is challenging, our combination of superior product, people and process continues to benefit our leasing efforts. In early April, we took advantage of favorable market conditions and raised $181.7 million of net proceeds through the offering of 12,650,000 common shares, thereby accelerating our deleveraging program, improving our credit metrics and creating greater liquidity and financial flexibility. As a result and specifically reflecting the dilution from the unplanned equity offering, we are revising our FFO guidance for 2013 to a range of $1.35 to $1.42 per diluted share versus the prior range of $1.41 to $1.48.”
Financial Highlights

▪
Net income allocated to common shares totaled $2.1 million or $0.01 per diluted share in the first quarter of 2013 compared to net income of $7.1 million or $0.05 per diluted share in the first quarter of 2012. We realized $5.3 million of net gains from the sale of real estate in the first quarter of 2013 versus $14.7 million of comparable gains in the first quarter of 2012.

▪
Our core Funds from Operations available to common shares and units (FFO) in the first quarter of 2013 totaled $51.7 million or $0.35 per diluted share versus $47.3 million or $0.32 per diluted share in the first quarter of 2012. Our first quarter 2013 core FFO payout ratio ($0.15 common share distribution / $0.35 core FFO per diluted share) was 42.9%. FFO per the NAREIT definition similarly totaled $51.7 million or $0.35 per diluted share in the first quarter of 2013 compared to $47.1 million or $0.32 per diluted share in the first quarter of 2012.

▪
In the first quarter of 2013, we incurred $13.3 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $33.1 million or $0.23 per diluted share of Cash Available for Distribution (CAD) versus $28.0 million or $0.19 per diluted share in the first quarter of 2012 when we incurred $12.3 million of revenue maintaining capital expenditures. Our first quarter 2013 CAD payout ratio was 65.2% ($0.15 common share distribution / $0.23 CAD per diluted share).

Portfolio Highlights

▪
In the first quarter of 2013, our net operating income (NOI) excluding termination revenues and other income items increased 3.4% on a GAAP basis and 6.3% on a cash basis for our 208 same store properties, which were 87.6% and 87.4% occupied on March 31, 2013 and March 31, 2012, respectively.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

▪
During the first quarter of 2013, we commenced occupancy on 692,117 square feet of total leasing activity including 372,873 square feet of renewals, 262,422 square feet of new leases and 56,822 square feet of tenant expansions. We have an additional 729,247 square feet of executed new leasing scheduled to commence subsequent to March 31, 2013.

▪
During the first quarter of 2013, we achieved a 52.7% tenant retention ratio in our core portfolio with negative net absorption of 123,940 square feet. During the first quarter of 2013, we experienced an 11.0% increase on our renewal rental rates and a 5.7% increase on our new lease/expansion rental rates, both on a GAAP basis.

▪	At March 31, 2013, our core portfolio of 209 properties comprising 23.4 million square feet was 87.7% occupied and 90.8% leased (reflecting new leases commencing after March 31, 2013).

Investment Highlights

▪
During the first quarter of 2013, the joint venture in which we were a 20% partner completed the $87.0 million sale of One and Three Christina Center, a 632,797 square foot, two-building office project located in Wilmington, Delaware that was approximately 97% leased to a single tenant who purchased the project. As a result of this sale and reflecting our 20% share, we realized net proceeds of $17.0 million after transaction expenses, effectively matching the investment basis of our 20% interest.

▪
During the first quarter of 2013, as previously disclosed, we (1) completed the sale of Princeton Pike Corporate Center, an eight-building, 800,546 square foot office park located in Lawrenceville, New Jersey, for $121.0 million with net proceeds of $113.5 million after transaction expenses, and (2) funded the remaining $5.9 million of our $25.0 million aggregate 25% investment in One and Two Commerce Square, a 92.6% occupied, 1,896,142 square foot, two-building, Class A office complex located in the central business district of Philadelphia, Pennsylvania controlled by affiliates of the Thomas Properties Group Inc.

▪
We are continuing the $18.5 million redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania that we acquired vacant in the first quarter of 2012 for $9.1 million. We have funded $14.8 million to date and plan to fund the remaining $3.7 million as we complete the lease-up of this redevelopment. As of March 31, 2013, the property was 58.2% occupied and 77.5% leased.

▪
We have commenced development of a 17,884 square foot retail center adjoining our various Radnor, Pennsylvania office properties to provide additional services and restaurant options for the existing tenants. The development is projected to cost a total of $7.5 million including associated land costs with $4.3 million of that remaining to be spent in advance of the targeted fourth quarter 2013 completion date, and is projected to be stabilized in the third quarter of 2014.

▪
We are proceeding with our Plymouth Meeting, Pennsylvania multi-family 50/50 joint venture with Toll Brothers, and expect to commence construction of the 398 unit development in the second quarter of 2013 with a projected total cost of $77.0 million, of which $31.0 million has already been funded pro rata by the partners with the balance expected to be funded from a to-be-executed construction loan. Completion of the improvements is targeted for the fourth quarter of 2015.

▪
We are also proceeding with The Grove at Cira South, a 30/30/40 joint venture with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%) to develop a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania. The total cost is projected to be $158.5 million, and will be funded from an executed $97.8 million construction loan once the partners have fulfilled their $60.7 million pro rata equity contributions, of which $17.9 million had been funded as of March 31, 2013. $8.5 million of our $18.2 million share of the equity commitment (30%) will be satisfied via our contribution to the venture of the underlying ground lease parcel. Construction has commenced with completion targeted for the third quarter of 2014.

Capital Markets Highlights

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At March 31, 2013, our net debt to gross assets measured 44.1%, reflecting the fact that we had no outstanding balance on our $600.0 million unsecured revolving credit facility and had $47.9 million of cash and cash equivalents on hand.

▪
For the quarter ended March 31, 2013, we achieved a 2.7 EBITDA to interest coverage ratio and a 7.2 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding certain capital market and transactional items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

▪
Subsequent to quarter end as previously disclosed, we completed the public offering of 12,650,000 of our common shares. Pro forma for the $181.7 million net proceeds of the completed offering, our net debt to gross assets would measure 40.7% and we would have achieved a 6.7 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding certain capital market and transactional items, and inclusive of our pro rata share of unconsolidated EBITDA and net debt.

Distributions
On March 13, 2013, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on April 19, 2013 to shareholders of record as of April 5, 2013. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on April 15, 2013 to holders of record as of March 30, 2013.
2013 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2013 FFO per diluted share to be in a range of $1.35 to $1.42 versus the prior range of $1.41 to $1.48. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2013 FFO per diluted share and earnings per diluted share:

Guidance for 2013	Range or Value
Earnings per diluted share allocated to common shareholders	$0.01	to	$0.08
Less: gain on sale of discontinued operations	(0.04)		(0.04)
Plus: real estate depreciation and amortization	1.38		1.38

FFO per diluted share	$1.35	to	$1.42
Our 2013 FFO guidance does not include income arising from the sale of any undepreciated real estate. Our 2013 earnings and FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the third of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 90% by year-end 2013 with 92% leased, a 3.0% - 5.0% increase (GAAP) in overall lease rates, a resulting 3.0% - 5.0% increase in 2013 same store NOI (GAAP), no additional capital markets activity, $221.0 million of aggregate sales activity inclusive of completed sales, no acquisition activity and 155.8 million fully diluted weighted average common shares (versus the prior assumption of 146.7 million).
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO) and Core FFO
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We also provide a calculation of core FFO in which we adjust NAREIT FFO for certain capital market and transactional items.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

First Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, April 25, 2013 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #75722406. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, May 9, 2013 by calling 1-855-859-2056 and providing access code #75722406. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.

We have prepared a supplemental information package that includes financial results and operational statistics related to the first quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Second Quarter 2013 Conference Call
We anticipate we will release our second quarter 2013 earnings on Wednesday, July 24, 2013, after the market close and will host our second quarter 2013 conference call on Thursday, July 25, 2013, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 289 properties and 33.2 million square feet, including 214 properties and 24.3 million square feet owned on a consolidated basis and 56 properties and 6.4 million square feet in 19 unconsolidated real estate ventures all as of March 31, 2013. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,607,890	$4,726,169
Accumulated depreciation	(951,934)	(954,665)
Rental property, net	3,655,956	3,771,504
Construction-in-progress	53,468	48,950
Land inventory	92,776	102,439
Real estate investments, net	3,802,200	3,922,893

Cash and cash equivalents	47,874	1,549
Accounts receivable, net	15,072	13,232
Accrued rent receivable, net	120,070	122,066
Investment in real estate ventures	184,802	193,555
Deferred costs, net	119,378	122,243
Intangible assets, net	66,104	70,620
Notes receivable	7,026	7,226
Other assets	62,778	53,325

Total assets	$4,425,304	$4,506,709

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$440,300	$442,974
Unsecured credit facility	—	69,000
Unsecured term loans	450,000	450,000
Unsecured senior notes, net of discounts	1,503,632	1,503,356
Accounts payable and accrued expenses	81,626	71,579
Distributions payable	23,684	23,652
Deferred income, gains and rent	81,976	82,947
Acquired lease intangibles, net	31,902	33,859
Other liabilities	53,551	55,826
Total liabilities	2,666,671	2,733,193

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,435	1,434
Additional paid-in capital	2,783,130	2,780,194
Deferred compensation payable in common stock	5,516	5,352
Common shares held in grantor trust	(5,516)	(5,352)
Cumulative earnings	483,635	479,734
Accumulated other comprehensive loss	(14,048)	(15,918)
Cumulative distributions	(1,516,591)	(1,493,206)
Total Brandywine Realty Trust's equity	1,737,601	1,752,278

Non-controlling interests	21,032	21,238
Total equity	1,758,633	1,773,516

Total liabilities and equity	$4,425,304	$4,506,709

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
Revenue
Rents	$115,552	$109,699
Tenant reimbursements	20,357	18,696
Termination fees	496	1,490
Third party management fees, labor reimbursement and leasing	3,236	3,142
Other	967	1,512
Total revenue	140,608	134,539

Operating Expenses
Property operating expenses	39,641	38,077
Real estate taxes	14,430	13,567
Third party management expenses	1,425	1,250
Depreciation and amortization	49,861	48,096
General & administrative expenses	6,551	6,050
Total operating expenses	111,908	107,040

Operating income	28,700	27,499

Other income (expense)
Interest income	58	483
Interest expense	(30,914)	(34,144)
Deferred financing costs	(1,161)	(1,311)
Interest expense - financing obligation	(218)	(182)
Equity in income of real estate ventures	1,535	44
Loss on early extinguishment of debt	(3)	(248)

Loss from continuing operations	(2,003)	(7,859)

Discontinued operations:
Income from discontinued operations	618	2,527
Net gain on disposition of discontinued operations	5,304	14,668
Total discontinued operations	5,922	17,195

Net income	3,919	9,336

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	(75)	(315)
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	47	181
Net (income) loss attributable to non-controlling interests	(28)	(134)

Net income attributable to Brandywine Realty Trust	3,891	9,202
Preferred share distributions	(1,725)	(1,998)
Amount allocated to unvested restricted shareholders	(108)	(96)

Net income attributable to common shareholders	$2,058	$7,108

PER SHARE DATA
Basic earnings per common share	$0.01	$0.05

Basic weighted-average shares outstanding	143,605,659	142,820,955

Diluted earnings per common share	$0.01	$0.05

Diluted weighted-average shares outstanding	143,605,659	142,820,955

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended March 31,
	2013	2012

Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$2,058	$7,108

Add (deduct):
Net loss attributable to non-controlling interests - LP units	(47)	(181)
Amount allocated to unvested restricted shareholders	108	96
Net income from discontinued operations attributable to non-controlling interests - LP units	75	315
Net gain on disposition of discontinued operations	(5,304)	(14,668)

Depreciation and amortization:
Real property - continuing operations	40,419	37,134
Leasing costs (includes acquired intangibles) - continuing operations	9,407	10,856
Real property - discontinued operations	1,121	3,208
Leasing costs (includes acquired intangibles) - discontinued operations	1	149
Company's share of unconsolidated real estate ventures	4,149	3,390

Funds from operations	$51,987	$47,407
Funds from operations allocable to unvested restricted shareholders	(259)	(318)

Funds from operations available to common share and unit holders (FFO)	$51,728	$47,089

FFO per share - fully diluted	$0.35	$0.32

Capital market and transactional items	$14	$189
Core FFO, excluding capital market and transactional items	$51,742	$47,278
Core FFO per share, excluding capital market and transactional items - fully diluted	$0.35	$0.32

Weighted-average shares/units outstanding - fully diluted	146,446,730	145,901,718

Distributions paid per common share	$0.15	$0.15

FFO payout ratio (Distributions paid per common share divided / FFO per diluted share)	42.9%	46.9%

Core FFO payout ratio, excluding capital market and transactional items	42.9%	46.9%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$51,728	$47,089

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,516)	(6,930)
Financing Obligation - 3141 Fairview Drive	(150)	(176)
Deferred market rental income, including discontinued operations	(1,795)	(1,441)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(388)	(323)
Straight-line and deferred market ground rent expense activity	498	498
Stock-based compensation costs	1,851	1,290
Fair market value amortization - mortgage notes payable	91	91
Losses from early extinguishment of debt	3	248
Acquisition-related costs	11	(67)
Sub-total certain items	(5,395)	(6,810)
Less: Revenue maintaining capital expenditures:
Building improvements	(854)	(878)
Tenant improvements	(6,628)	(8,944)
Lease commissions	(5,778)	(2,476)
Total revenue maintaining capital expenditures	(13,260)	(12,298)

Cash available for distribution	$33,073	$27,981
CAD per share - fully diluted	$0.23	$0.19

Weighted-average shares/units outstanding - fully diluted	146,446,730	145,901,718

Distributions paid per common share	$0.15	$0.15

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	65.2%	78.9%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 1ST QUARTER
(unaudited and in thousands)

Of the 214 properties owned by the Company as of March 31, 2013, a total of 208 properties ("Same Store Properties") containing an aggregate of 23.3 million net rentable square feet were owned for the entire three-month periods ended March 31, 2013 and 2012. Average occupancy for the Same Store Properties was 87.7% during 2013 and 86.8% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2013	2012

Revenue
Rents	$112,467	$110,201
Tenant reimbursements	19,572	18,480
Termination fees	496	1,490
Other	722	1,369
Total revenue	133,257	131,540

Operating expenses
Property operating expenses	40,481	39,987
Real estate taxes	13,545	13,243

Net operating income	$79,231	$78,310

Net operating income - percentage change over prior year	1.2%

Net operating income, excluding termination fees & other	$78,013	$75,451

Net operating income, excluding termination fees & other - percentage change over prior year	3.4%

Net operating income	$79,231	$78,310
Straight line rents	(4,643)	(6,436)
Above/below market rent amortization	(1,500)	(1,437)
Non-cash ground rent	498	498

Cash - Net operating income	$73,586	$70,935

Cash - Net operating income - percentage change over prior year	3.7%

Cash - Net operating income, excluding termination fees & other	$72,368	$68,076

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	6.3%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended March 31,
	2013	2012

Net income:	$3,919	$9,336
Add/(deduct):
Interest income	(58)	(483)
Interest expense	30,914	34,144
Deferred financing costs	1,161	1,311
Interest expense - financing obligation	218	182
Equity in income of real estate ventures	(1,535)	(44)
Depreciation and amortization	49,861	48,096
Loss on early extinguishment of debt	3	248
General & administrative expenses	6,551	6,050
Total discontinued operations	(5,922)	(17,195)

Consolidated net operating income	85,112	81,645
Less: Net operating income of non same store properties	(2,346)	98
Less: Eliminations and non-property specific net operating income	(3,535)	(3,433)

Same Store net operating income	$79,231	$78,310